WAIVER AND PARTIAL PAYOFF AGREEMENT
    THIS WAIVER AND PARTIAL PAYOFF AGREEMENT (this “Agreement”) is entered into as of May 27, 2025, by and among Verano Holdings, LLC (“Buyer”), The Cannabist Company Holdings Inc., a British Columbia corporation (“Cannabist”), and CC VA Holdco LLC, a Delaware limited liability company (“CC VA”). Buyer, Cannabist and CC VA are referred to in this Agreement, individually, as a “Party” and collectively, as the “Parties”.
RECITALS
    WHEREAS, the Parties are party, among others, to that certain Promissory Note, dated as of August 21, 2024 in the original principal amount of $26,700,000 (as amended or otherwise modified from time to time, the “Promissory Note”), pursuant to which Buyer, as the borrower thereunder, is obligated to pay such principal amount, accrued interest thereon, and other amounts as set forth therein, to CC VA and the other Members party thereto (unless otherwise defined herein, each capitalized term used herein has the meaning assigned thereto in the Promissory Note);
WHEREAS, Buyer may at any time voluntarily prepay in cash the principal outstanding under the Promissory Note in whole or in part, together with accrued and unpaid interest on the portion of principal so prepaid;
WHEREAS, any prepayment made by Buyer must be paid to each of the Members in accordance with their respective Pro Rata Shares (the “Pro Rata Payment Requirement”);
WHEREAS, any provision of the Promissory Note may be amended, waived or modified upon the written consent of Buyer and Cannabist;
WHEREAS, Buyer and Cannabist wish to modify the Promissory Note to waive the Pro Rata Payment Requirement with respect to the prepayment contemplated by this Agreement;
WHEREAS, as of May 27, 2025, the portion of the principal amount of the Promissory Note, accrued and unpaid interest thereon and all other amounts thereunder owing to CC VA is $13,931,001 (the “CC VA Note Balance”);
    WHEREAS, that Parties have agreed that it is in their mutual best interest for Buyer to voluntarily prepay the CC VA Note Balance to CC VA in full on the date hereof in exchange for a 25% discount, which discounted CC VA Note Balance is $10,448,250.75;
    WHEREAS, the Parties desire for the CC VA Note Balance to be further reduced by (a) $94,582 pursuant to that certain Final Purchase Price Confirmation Agreement (the “SWC True-Up”), dated as of the date hereof, by and between Verano Arizona, LLC, an Arizona limited liability company (“Verano AZ), and Cannabist, (b) $351,300 pursuant to that certain Final Purchase Price Confirmation Agreement (the “203 True-Up”), dated as of the date hereof, by and between Verano AZ and Cannabist and (c) $700,000, which amount reflects a partial payment of wholesale payables due from Cannabist and its Affiliates to Buyer and its Affiliates (the “Wholesale Partial Payment”); and

    WHEREAS, in full satisfaction of Buyer’s obligations to CC VA under the Promissory Note, Buyer has agreed to make a payment of $9,302,368.75 (the “Payoff Amount”) to CC VA on May 27, 2025.
    NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound, subject to the conditions and other terms herein set forth, the Parties hereby agree as follows:
AGREEMENTS
1.The Promissory Note is hereby modified to waive the Pro Rata Payment Requirement with respect to the prepayment made by Buyer to CC VA in accordance with this Agreement.

2.Buyer shall pay the Payoff Amount by wire transfer of immediately available funds to CC VA on May 27, 2025 in full satisfaction of (a) Buyer’s obligations to CC VA under the Promissory Note, (b) Cannabist’s obligations to Buyer and Verano AZ under the SWC True-Up and 203 True-Up, and (c) Cannabist’s and its Affiliates’ obligations to Buyer and its Affiliates for the Wholesale Partial Payment.
3.Upon receipt by CC VA of the Payoff Amount, all obligations of Buyer to CC VA under the Promissory Note, including principal, accrued interest, expenses and fees, shall be paid in full and any obligations of Buyer under the Promissory Note owing to CC VA and rights of CC VA thereunder shall be automatically terminated and released in full.

4.Upon receipt by CC VA of the Payoff Amount, (a) all obligations of Cannabist and CC VA owing to Buyer and Verano AZ for the SWC True-Up and the 203 True-Up, and (b) all obligations of Cannabist and its Affiliates owing to Buyer and its Affiliates for the amount of the Wholesale Partial Payment, automatically shall be deemed paid in full and cancelled, and any obligations of Cannabist, CC Va and their Affiliates thereunder owing to Buyer and its Affiliates shall be automatically terminated and released in full.

5.After payment of the Payoff Amount, CC VA and Cannabist shall execute and deliver to Buyer (or its designee), from time to time, all lien releases, termination statements, certificates, instruments, and documents reasonably requested by Buyer to evidence the payment in full of obligations of Buyer owing to CC VA under the Promissory Note, each in form and substance reasonably satisfactory to Buyer, and take (and hereby authorizes Buyer or any of its authorized designees to take) any other actions, as may be reasonably requested by Buyer to evidence the consummation of the payment in full of the CC VA Note Balance contemplated hereby.

6.Buyer acknowledges and agrees that (a) its obligations and liabilities under the Promissory Note owing to the other Members remain in full force and effect and have not been modified or reduced pursuant to this Agreement, except as it relates to the waiver of the Pro Rata

Payment Requirement contemplated hereby and (b) its obligations and liabilities owing to CC VA under the Promissory Note shall be reinstated with full force and effect if, at any time on or after the date hereof, all or any portion of the Payoff Amount paid to CC VA is voided or rescinded or must otherwise be returned to Buyer or any other person upon the insolvency, bankruptcy or reorganization of Buyer or otherwise, all as though such payment had not been made.

7.This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

8.This Agreement shall be governed by, and construed in accordance with the law of the State of Delaware applicable to contracts to be carried out wholly within such State.

9.This Agreement may be executed simultaneously in multiple counterparts, and in separate counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

                            BUYER:
                            VERANO HOLDINGS, LLC

By: __/s/ George Archos __
Name: George Archos
Title: CEO

                            CANNABIST:
THE CANNABIST COMPANY HOLDINGS INC.

By: _/s/ David Hart __________
Name: David Hart
Title: CEO

CC VA:
CC VA HOLDCO LLC

By: __/s/ David Hart __________
Name: David Hart
Title: President